As filed with the Securities and Exchange Commission on March 13, 1997. Registration No. 33-61967
================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1

                                       to

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                       SHARED MEDICAL SYSTEMS CORPORATION
                       ----------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                                           23-1704148
 ----------------------                         -------------------------------
(State of Incorporation)                       (IRS Employer Identification No.)


51 Valley Stream Parkway, Malvern, Pennsylvania               19355
-----------------------------------------------              --------
    (Address of Principal Executive Offices)                (Zip Code)



           1994 NON-QUALIFIED STOCK OPTION AND RESTRICTED STOCK PLAN
           ---------------------------------------------------------
                            (Full Title of the Plan)


                                Terrence W. Kyle
                             Senior Vice President
                       Shared Medical Systems Corporation
                            51 Valley Stream Parkway
                          Malvern, Pennsylvania 19355
                     -------------------------------------
                    (Name and address of agent for service)

                                (610) 219-6300
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   AMENDMENT

This Post-Effective Amendment is being filed for the purpose of adding the amended and restated text of the plan indicated below as an exhibit to the Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.       Exhibits

              The following exhibit is filed as part of this Registration Statement and shall supersede Exhibit 4(b) filed with the original Registration
Statement:

Exhibit 4(b) The Company's 1994 Non-Qualified Stock Option and Restricted Stock Plan, as amended and restated effective August 15, 1996

                                  SIGNATURES

         The Registrant.  Pursuant to the requirements of the Securities Act of
         --------------
1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania, on this 15th day of January, 1997.


                               SHARED MEDICAL SYSTEMS CORPORATION


                               By:  /s/ R. James Macaleer
                                    -----------------------------
                                    R. James Macaleer,
                                    Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to a registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name                               Title                     Date
----                               -----                     ----


/s/ Marvin S. Cadwell              President and Chief       January 17, 1997
------------------------------     Executive Officer
Marvin S. Cadwell
(Principal Executive Officer)


/s/ Terrence W. Kyle               Senior Vice President     January 17, 1997
------------------------------     and Chief Financial
Terrence W. Kyle                   Officer
(Principal Financial Officer)


/s/ Edward J. Grady                Controller                January 17, 1997
------------------------------
Edward J. Grady
(Principal Accounting Officer)


/s/ R. James Macaleer              Chairman of the Board,    January 17, 1997
------------------------------     Director
R. James Macaleer


/s/ Raymond K. Denworth, Jr.       Director                  January 17, 1997
------------------------------
Raymond K. Denworth, Jr.


/s/ Frederick W. DeTurk            Director                  January 17, 1997
------------------------------
Frederick W. DeTurk


/s/ Jeffrey S. Rubin               Director                  January 17, 1997
------------------------------
Jeffrey S. Rubin


/s/ Josh S. Weston                 Director                  January 17, 1997
------------------------------
Josh S. Weston


/s/ Gail Wilensky                  Director                  January 17, 1997
------------------------------
Gail Wilensky

                                 Exhibit Index


Exhibit Number         Description of Exhibit
--------------         ----------------------

4(b) The Company's 1994 Non-Qualified Stock Option and Restricted Stock Plan, as amended and restated effective August 15, 1996